UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             August 24, 2007

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-6468	Georgia Power Company (A Georgia Corporation) 241 Ralph McGill Boulevard, N.E. Atlanta, Georgia 30308 (404) 506-6526	58-0257110

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Georgia Power Company (the “Company”) plans to issue $250,000,000 aggregate principal amount of its Series 2007E 6.00% Senior Insured Monthly Notes due September 1, 2040 (the “Series 2007E Senior Notes”), which will be insured by Ambac Assurance Corporation.

Incorporation of Certain Documents by Reference

The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006, prepared in accordance with U.S. generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. for the fiscal year ended December 31, 2006 (which was filed with the Securities and Exchange Commission (the “Commission”) on March 1, 2007; Commission File Number 1-10777); the unaudited consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of June 30, 2007 and for the three and six-month periods ended June 30, 2007 and 2006 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended June 30, 2007 (which was filed with the Commission on August 9, 2007); the unaudited consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of March 31, 2007 and for the three-month periods ended March 31, 2007 and 2006 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended March 31, 2007 (which was filed with the Commission on May 10, 2007); and the Current Reports on Form 8-K filed with the Commission on April 25, 2007, July 25, 2007 and August 3, 2007, as they relate to Ambac Assurance Corporation, are hereby incorporated by reference into (i) the Company’s Registration Statement on Form S-3 (File No. 333-140954) and (ii) the prospectus supplement relating to the Series 2007E Senior Notes to be filed on the date hereof pursuant to Rule 424(b) under the Securities Act and shall be deemed to be a part hereof.

Item 9.01.	Financial Statements and Exhibits .
	(d)	Exhibits.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm of Ambac Assurance Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 27, 2007	GEORGIA POWER COMPANY

By                          /s/Wayne Boston

Wayne Boston
Assistant Secretary